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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated November 16, 2007 of the Van Kampen Strategic Municipal Income Fund, Van Kampen Municipal Income Fund, Van Kampen Insured Tax Free Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen New York Tax Free Income Fund, and Van Kampen California Insured Tax Free Fund in the related Prospectuses and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Tax Free Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-99715).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
January 24, 2008